UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2025

Hepion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36856	46-2783806
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Identification No.)

399 Thornall Street, First Floor

Edison, NJ 08837

(Address of principal executive offices)

(732) 902-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	HEPA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, at the annual meeting of stockholders of Hepion Pharmaceuticals, Inc. (the “Company”) held on March 10, 2025 (the “Annual Meeting”), the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s Certificate of Incorporation, as amended (the “COI”), to effect a reverse stock split of the Company’s voting common stock (“Common Stock”) at a ratio of not less than one-for-ten and not greater than one-for-fifty, with the exact ratio within that range to be determined in the discretion of the Company’s board of directors (the “Board”) on or before March 10, 2026.

Pursuant to such authority granted by the Company’s stockholders, the Board approved a one-for-fifty (50) reverse stock split (the “Reverse Stock Split”) of the Common Stock, and on March 17, 2025, the Company filed the Amendment with the Secretary of State of the State of Delaware. The Reverse Stock Split became effective in accordance with the terms of the Amendment at 4:01 pm Eastern Time on March 17, 2025 (the “Effective Time”). When the Reverse Stock Split became effective, every fifty (50) shares of the Company’s issued and outstanding Common Stock immediately prior to the Effective Time was automatically reclassified into one (1) share of Common Stock, without any change in the par value per share. The Reverse Stock Split reduced the number of shares of Common Stock issuable upon the exercise or vesting of its outstanding stock options and warrants in proportion to the ratio of the Reverse Stock Split and causes a proportionate increase in the conversion and exercise prices of such stock options and warrants. In addition, the number of shares reserved for issuance under the Company’s equity compensation plans immediately prior to the Effective Time was reduced proportionately. The Reverse Stock Split did not change the total number of authorized shares of Common Stock or preferred stock.

No fractional shares were issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will receive a cash payment in lieu thereof.

Pacific Stock Transfer Company acted as exchange agent for the Reverse Stock Split and corresponded with stockholders of record regarding the Reverse Stock Split. Stockholders who hold their shares in book-entry form or in “street name” (through a broker, bank or other holder of record) are not required to take any action.

On March 18, 2025, the Company’s Common Stock continued to trade on The Nasdaq Capital Market on a Reverse Stock Split-adjusted basis. The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 426897401.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate Amendment of the Certificate of Incorporation of Hepion Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2025	Hepion Pharmaceuticals, Inc.

	By:	/s/ John Brancaccio
John Brancaccio
Interim Chief Executive Officer and Interim Chief Financial Officer